Exhibit 10.2

REVOLVING NOTE

$20,000,000	June 10, 2008

FOR VALUE RECEIVED, the undersigned, PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation (“Phoenix Footwear”), PENOBSCOT SHOE COMPANY, a Maine corporation (“Penobscot”), H.S. TRASK & CO., a Montana corporation (“Trask”), CHAMBERS BELT COMPANY, a Delaware corporation (“Chambers”), and PHOENIX DELAWARE ACQUISITION, INC., a Delaware corporation (“Phoenix Acquisition”; Phoenix Footwear, Penobscot, Trask, Chambers and Phoenix Acquisition are sometimes individually referred to in this Agreement as a “Company” and collectively as the “Companies”), hereby jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its WELLS FARGO BUSINESS CREDIT operating division, on the Termination Date described in the Credit and Security Agreement dated June 10, 2008 (as amended from time to time, the “Agreement”) and entered into by and among Companies and Wells Fargo, at Wells Fargo’s office at 245 S. Los Robles Avenue, Suite 700, Pasadena, California 91101, or at any other place designated at any time by the holder, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Million Dollars ($20,000,000) or the aggregate unpaid principal amount of all Advances made by Wells Fargo to Companies under the terms of the Agreement, together with interest on the principal amount computed on the basis of actual days elapsed in a 360-day year, from the date of this Revolving Note until this Revolving Note is fully paid at the rate from time to time in effect under the terms of the Agreement. Principal and interest accruing on the unpaid principal balance amount of this Revolving Note shall be due and payable as provided in the Agreement. This Revolving Note may be prepaid only in accordance with the Agreement.

This Revolving Note is the Revolving Note referred to in the Agreement, and is subject to the terms of the Agreement, which provides, among other things, for the acceleration of this Revolving Note. This Revolving Note is secured, among other things, by the Agreement and the Security Documents as defined in the Agreement, and by any other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements that may subsequently be given for good and valuable consideration as security for this Revolving Note.

Companies shall jointly and severally pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Revolving Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived. Any person included as one of the Companies that is an accommodation party, co-maker, guarantor or other surety and each endorser of this Revolving Note hereby (i) waives all suretyship defenses, (ii) consents to any and all future releases of other Companies and other guarantors, releases of Collateral and amendments, modifications, extensions, renewals, restatements and supplements of Loan Documents, and (iii) agrees to make payment and that Wells Fargo may realize upon Collateral granted by the person without prior action by Wells Fargo against any other Company or any Collateral granted by any other Company. Each Company acknowledges that it is jointly and severally liable for all of the Indebtedness and other obligations, covenants, and agreements now existing or hereafter arising under the Loan Documents.

[signatures on next page]

PHOENIX FOOTWEAR GROUP, INC.

By:
Print Name:
Title:

PENOBSCOT SHOE COMPANY

By:
Print Name:
Title:

H.S. TRASK & CO.

By:
Print Name:
Title:

CHAMBERS BELT COMPANY

By:
Print Name:
Title:

PHOENIX DELAWARE ACQUISITION, INC.

By:
Print Name:
Title: